Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

January 19, 2024

Standard BioTools Inc.
2 Tower Place, Suite 2000
South San Francisco, CA 94080

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel to Standard BioTools Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 20,395,404 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to (i) the exercise of options to purchase shares of Common Stock or the vesting of restricted stock units, as applicable, pursuant to the SomaLogic, Inc. 2009 Equity Incentive Plan, the SomaLogic, Inc. 2017 Equity Incentive Plan and the SomaLogic, Inc. 2021 Omnibus Incentive Plan (collectively, the “SomaLogic Equity Plans”), and (ii) the exercise of options to purchase shares of Common Stock pursuant to that certain Non-Statutory Stock Option Agreement, dated May 18, 2021 (the “NSO Agreement”). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 4, 2023 (the “Merger Agreement”), by and among the Company, Martis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and SomaLogic, Inc., a Delaware corporation (“SomaLogic”), each outstanding option to purchase shares of common stock, par value $0.0001 per share, of SomaLogic (“SomaLogic Common Stock”) and each outstanding restricted stock unit convertible into shares of SomaLogic Common Stock, whether vested or unvested, held by continuing SomaLogic employees under the SomaLogic Equity Plans and the NSO Agreement, was assumed and converted into options to purchase shares of the Company’s Common Stock or restricted stock units convertible into shares of the Company’s Common Stock, as applicable. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the SomaLogic Equity Plans and the NSO Agreement.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ January 19, 2024 Page 2

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the SomaLogic Equity Plans and the NSO Agreement, as applicable, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.